Calculation of Filing Fee Tables
S-8
Klarna Group plc
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Ordinary Shares, par value $0.0001 per share, to be issued pursuant to the Klarna Group plc 2025 Omnibus Incentive Plan	Other	55,835,695	$ 40.00	$ 2,233,427,800.00	0.0001531	$ 341,937.80
2	Equity	Ordinary Shares, par value $0.0001 per share, issued and outstanding pursuant to the Klarna Group plc 2025 Omnibus Incentive Plan	Other	973,613	$ 40.00	$ 38,944,520.00	0.0001531	$ 5,962.41
3	Equity	Ordinary Shares, par value $0.0001 per share, to be issued pursuant to the Restricted Share Unit Program	Other	4,566,007	$ 40.00	$ 182,640,280.00	0.0001531	$ 27,962.23
4	Equity	Ordinary Shares, par value $0.0001 per share, to be issued pursuant to the individual contributor share warrant agreements Series L3 through L7, L10 and L11	Other	25,514,856	$ 54.10	$ 1,380,353,709.60	0.0001531	$ 211,332.15
5	Equity	Ordinary Shares, par value $0.0001 per share, to be issued pursuant to the individual contributor share options agreement denominated in Ordinary Shares	Other	12,158,352	$ 88.60	$ 1,077,229,987.20	0.0001531	$ 164,923.91
6	Equity	Ordinary Shares, par value $0.0001 per share, to be issued pursuant to the individual contributor share options agreement initially denominated in C Shares	Other	10,223,454	$ 86.24	$ 881,670,672.96	0.0001531	$ 134,983.78
Total Offering Amounts:						$ 5,794,266,969.76		$ 887,102.28
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 887,102.28
Offering Note
[1]	1 a. This Registration Statement on Form S-8 covers ordinary shares, par value $0.0001 per share ("Ordinary Shares"), of Klarna Group plc (the "Registrant") (i) authorized for issuance under the Klarna Group plc 2025 Omnibus Incentive Plan (the "Omnibus Plan"), (ii) authorized for issuance under the Restricted Share Unit Program (the "RSU Program"), (iii) authorized for issuance under the individual contributor share warrants and options agreements (the "Individual Awards") and (iv) pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), any additional Ordinary Shares that may become issuable under the Omnibus Plan, the RSU Program or the Individual Awards by reason of any stock split, stock dividend or similar transaction involving the Ordinary Shares. 1 b. Rounded up to the nearest cent. 1 c. Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act on the basis of the price per share of the Registrant's initial public offering.

[2]	2 a. See Note 1 a. 2 b. See Note 1 b. 2 c. See Note 1 c.

[3]	3 a. See Note 1 a. 3 b. See Note 1 b. 3 c. Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act on the basis of the price per share of the Registrant's initial public offering. With respect to any Restricted Share Units initially settled in subsidiary shares, the subsidiary shares will be converted into Ordinary Shares in accordance with the terms of the applicable arrangements in a ratio determined at the time of conversion, with such conversion estimated to be 4 subsidiary shares to one Ordinary Share for purposes of this registration statement.

[4]	4 a. See Note 1 a. 4 b. See Note 1 b. 4 c. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act. The price of $54.10 per Ordinary Share represents the weighted average exercise price per Ordinary Share of outstanding warrants under the individual contributor warrant agreements L3 through L7, L10 and L11. With respect to the warrants issued by a subsidiary entity of the Registrant, the number of Ordinary Shares to be exchanged for such subsidiary share is dependent on the value of the Registrant at the time of the exchange.

[5]	5 a. See Note 1 a. 5 b. See Note 1 b. 5 c. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act. The price of $88.60 per Ordinary Share represents the weighted average exercise price per Ordinary Share of outstanding share options under the individual contributor share agreements to acquire Ordinary Shares.

[6]	6 a. See Note 1 a. 6 b. See Note 1 b. 6 c. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act. The price of $86.24 per Ordinary Share represents the weighted average exercise price per Ordinary Share of outstanding share options under the individual contributor share agreements to acquire C Shares. The C Shares will be convertible into 0.5 Ordinary Shares.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A